Exhibit 5.1

May 12, 2003

E Med Future, Inc.

794 Morrison Road, Suite 911

Columbus, Ohio 43230

Re: Registration Statement on Form S-8 of E Med Future, Inc.

Gentlemen:

E Med Future, Inc., a Nevada corporation (the “Company”), is filing with the Securities and Exchange Commission a registration statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering and sale by the Company of up to 4,000,000 shares (the “Shares”) of the Company’s common stock, par value of $0.001 per share (the “Common Stock”), pursuant to stock grants received under consulting and subscription agreements between the Company and each of Curt Sheely, David Mays, Patricia Stewart, Lester Gray, James W. Pry, Richard Hitchcock, Tom Canham, Hugh Greenfield, Nicholas Mavrakis, Anthony Hughes, Robert Carskadden, Howard Schreiber, Tom M. Luntz, William Schreiber, Ilze Shear and Richard H. Schreiber (collectively, the “Consulting Agreements”). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. Capitalized terms used in this opinion letter and not otherwise defined have the meanings attributed to them in the Registration Statement.

In connection with this opinion letter, we have examined and relied upon the original or a copy, certified to our satisfaction, of: (i) the Amended Articles of Incorporation and the By-laws of the Company; (ii) resolutions of the Board of Directors of the Company; (iii) the Consulting Agreements; and (iv) such other documents and instruments as we have deemed necessary for providing this opinion letter.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. We have made such investigations of law as we deem appropriate as a basis for rendering the opinions expressed below, and as to various questions of fact material to the opinions, we have relied, to the extent we deem appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such documents, records and instruments.

Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that, assuming (i) the Company maintains an adequate number of authorized and unissued Shares available for issuance to those persons who received Shares in accordance with the Consulting Agreements and (ii) the Shares are duly delivered against payment therefor in accordance with the terms of the Consulting Agreements, the Shares issued to the Consulting Agreements will be validly issued, fully paid and non-assessable.

One Cleveland Center

20th Floor

1375 East Ninth Street

Cleveland, OH 44114-1793

216.696.8700

www.kjk.com

We express no opinion other than as to matters under the Nevada General Corporation Law. We are qualified to practice law only in the State of Ohio and do not purport to be experts in the laws of any other state. However, in order to provide this opinion, we have reviewed applicable provisions of the Nevada General Corporation Law.

The opinion set forth herein is solely for the use and benefit of the addressee hereof in connection with the transactions described in the Registration Statement upon the understanding that we are not hereby assuming any professional responsibility to any other person or entity whatsoever and that the opinions are not to be quoted in whole or in part or otherwise referred to in any documents or instruments, or relied upon by any other person or entity, without our prior written consent. The information set forth herein is as of the date of this opinion letter, and we disclaim any undertaking to advise you of any changes which thereafter may be brought to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

KOHRMAN JACKSON & KRANTZ P.L.L.

/s/ Kohrman Jackson & Krantz P.L.L.